UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 8, 2019

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, TX 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

97 River Road, Flemington, NJ 08822

(Former name or former address, if changed since last report)

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700       Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 8, 2019, H/Cell Energy Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with two of its directors that are accredited investors (the “Investors”), pursuant to which it sold an aggregate principal amount of $150,000 in 10% Convertible Debentures (“Debentures”), convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at a conversion price of $0.50 per share (the “Offering”). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Debentures, together with any accrued and unpaid interest, become due and payable on February 8, 2021 (the “Maturity Date”). Interest on the Debentures will accrue at the rate of 10% per annum, payable monthly in cash, beginning on March 1, 2019 and on the Maturity Date. The Debentures will be convertible into Common Stock at a conversion price of $0.50 per share at the discretion of the holder, with special provisions applying to any holder whose conversion would result in the holder beneficially owning more than 4.99% of the Company’s Common Stock. The form of the Debentures is incorporated as Exhibit 10.2 to this Report, and the summary description of the terms of the Debentures contained herein is qualified in its entirety by reference to Exhibit 10.2.

The Debentures sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

In addition, on February 8, 2019, the Company and the Investors entered into amendments (the “Amendments”) to convertible debentures issued by the Company to the Investors in January 2018 (the “Prior Debentures”). Pursuant to the Amendments, the conversion price of the Prior Debentures was reduced from $0.75 to $0.50, and the interest rate on the Prior Debentures was reduced from 12% to 10%.

The foregoing descriptions of the Purchase Agreement, Debentures and Amendments are qualified in their entirety by reference to the full text of the Purchase Agreement, Debentures and Amendments, which are incorporated by reference as exhibits 10.1, 10.2 and 10.3, respectively, hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Form of Securities Purchase Agreement, dated February 8, 2019
10.02	Form of 10% Convertible Debenture, dated February 8, 2019
10.03	Form of Amendment, dated February 8, 2019

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: February 11, 2019	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer

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